                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS















IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Frank H. Scarangella, SVP                      Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          Gregory A. Burton, AVP
(212) 635-1590                                 (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Record First Quarter Diluted E.P.S. of 46 Cents, up 12%
Securities Servicing Fee Revenue Up 28%
Record Return on Average Common Equity of 27.07%

NEW YORK, N.Y., April 17, 2000 -- The Bank of New York Company, Inc. (NYSE:
BK) reports record first quarter diluted earnings per share of 46 cents, up 12% from the 41 cents earned in the first quarter of 1999. Net income for the first quarter was a record $338 million, up 7% from the $316 million earned in the same period last year. The prior period included the results of BNY Financial Corporation ("BNYFC") which was divested in the third quarter of 1999.
     "Our Company's continued gains in global market share, and the increased pace of investment activities world wide resulted in all areas of securities servicing exceeding expectations. The strategy of offering an industry leading array of products across multiple markets, combined with favorable global market activity fueled strong revenue growth in securities servicing and fiduciary services, producing record results for the first quarter," said

Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to $372 million or 28% for the quarter, while foreign exchange and other trading increased to $76 million or 80%, with both benefiting from the surge in global trading volumes and new business wins. Private client services and asset management fees grew 21%, led by new business growth and continued strong investment performance, as well as the acquisition of Estabrook Capital Management, Inc. The Company's continued focus on fee based businesses resulted in noninterest income growing to 62% of total revenues in the first quarter, up from 59% in the first quarter a year ago.
     Return on average common equity for the first quarter of 2000 was a record 27.07% compared with 25.98% and 24.48% in the fourth and first quarters of 1999, respectively. Return on average assets for the first quarter of 2000 was 1.78% compared with 1.84% and 1.94% in the fourth and first quarters of 1999, respectively.
     Fees from the Company's securities servicing businesses reached $372 million for the first quarter compared with $291 million in the prior year. Significant new business and continued expansion in existing clients' portfolios resulted in assets under custody reaching $6.7 trillion for the quarter. Fee revenue was strong across all product lines with particular strength in global custody, ADR's, and global execution and clearing services.
     Private client services and asset management fees were $70 million for the quarter, up a strong 21% over last year, driven by strong performance in BNY Asset Management, combined with the positive impact of the Estabrook acquisition.
     For the first quarter of 2000, fees in global payment services were $66 million. Revenues from cash management were up 12% from last year's first quarter, driven by significant new deposit and disbursement service business with the Company's specialized industries customers. Revenues from funds transfer grew by 10%, the result of additional electronic payment business received from foreign banks and domestic clients in the on-line brokerage industries. Fees in cash management and funds transfer were up only slightly compared with last year's first quarter due to customers' expanded use of compensating balances in lieu of fees in a rising rate environment. Trade finance fees were down from a year ago primarily due to the sale of BNYFC and reduced pricing in the Asian and Latin American markets evidencing greater economic stability in those regions.
     Foreign exchange and other trading revenues for the quarter increased 36% versus the fourth quarter and 80% versus the first quarter of last year to a record $76 million driven by continued cross selling to the Company's global custody clients and greater market volatility. Foreign exchange revenues from the Company's European based securities servicing operations were particularly strong, complemented by the recent Royal Bank of Scotland Trust Bank ("RBSTB") acquisition.
     Net interest income on a taxable equivalent basis for the first quarter increased to $460 million from $453 million in the fourth quarter of 1999.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 48 cents per share in the first quarter of 2000, up from 43 cents per share in the first quarter of 1999. On the same basis, tangible return on average common equity was 43.03% in the first quarter of 2000 compared with 37.28% in 1999; and tangible return on average assets was 1.93% in the first quarter of 2000 compared with 2.11% in 1999. Amortization of intangibles for the first quarter of 2000 was $28 million compared with $26 million in the first quarter of 1999.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.39% and 11.50% at March 31, 2000 compared with 7.51% and 11.67% at December 31, 1999, and 7.84% and 11.86% at March 31, 1999. The leverage ratio was 6.66% at March 31, 2000 compared with 7.20% at December 31, 1999 and 7.69% one year ago. The Company's tangible common equity as a percent of total assets was 4.74% at March 31, 2000 compared with 4.79% at December 31, 1999 and 5.88% at March 31, 1999. The decline in the capital ratios reflects growth in the

Company's securities servicing businesses and the acquisition of RBSTB, which brought approximately $10 billion in highly liquid, short-term assets and liabilities. In the first quarter of 2000, the Company repurchased approximately 6 million shares under its common stock repurchase programs.

NET INTEREST INCOME


                             1st         4th         1st
                           Quarter     Quarter     Quarter
                           -------     -------     -------
(In millions)               2000        1999        1999
                            ----        ----        ----
Net Interest Income         $460        $453        $436
Net Interest Rate
 Spread                     1.96%       2.07%       2.29%
Net Yield on Interest
 Earning Assets             2.89        3.02        3.18


     Net interest income on a taxable equivalent basis was $460 million in the first quarter of 2000 compared with $453 million in the fourth quarter of 1999 and $436 million in the first quarter of 1999. The net interest rate spread was 1.96% in the first quarter of 2000, compared with 2.07% in the fourth quarter of 1999 and 2.29% one year ago. The net yield on interest-earning assets was 2.89% compared with 3.02% in the fourth quarter of 1999 and 3.18% in last year's first quarter. The increase in net interest income and the decline in spread and yield from the fourth quarter was primarily caused by growth in highly liquid but lower yielding assets associated with the Company's securities servicing business.

NONINTEREST INCOME

                                            1st      4th      1st
                                          Quarter  Quarter  Quarter
                                          -------  -------  -------
(In millions)                              2000     1999     1999
                                           ----     ----     ----
Servicing Fees
  Securities                               $372     $341     $291
  Cash                                       66       65       69
                                           ----     ----     ----
                                            438      406      360
Private Client Services and
 Asset Management Fees                       70       65       58
Service Charges and Fees                     90       88       85
Foreign Exchange and
 Other Trading Activities                    76       56       42
Securities Gains                             40       49       50
Other                                        23       22       30
                                           ----     ----     ----
Total Noninterest Income                   $737     $686     $625
                                           ====     ====     ====

     Securities servicing fees grew 28% reaching $372 million compared with $291 million from a year ago reflecting strong internal growth and the acquisition of RBSTB. Fees from private client services and asset management were $70 million, up 21% from the first quarter of 1999. Securities gains were $40 million, which compares to $49 million in the fourth quarter of 1999 and $50 million a year ago.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the first quarter of 2000 was $602 million, up from $571 million in the fourth quarter and $509 million in 1999. The increase was principally due to acquisitions including RBSTB, which closed on October 31, 1999, as well as growth in the Company's securities servicing businesses, including higher spending on technology projects.
     The efficiency ratio for the first quarter of 2000 was 52.1% compared with 52.3% in the fourth quarter of 1999 and 50.3% for the first quarter of 1999.

     The effective tax rates for the first quarter of 2000 and 1999 were 34.8% and 34.9%.

NONPERFORMING ASSETS

                                                                   Change
                                                                 3/31/00 vs.
(Dollars in millions)                 3/31/00      12/31/99       12/31/99
                                     --------      --------       --------
Loans:
     Other Commercial                  $ 27          $ 20           $ 7
     Foreign                             63            63             -
     Regional Commercial                 29            30            (1)
     Loans Available for Sale            32            33            (1)
                                       ----          ----           ----
  Total Loans                           151           146             5
Other Real Estate                         8            12            (4)
                                       ----          ----           ----
        Total                          $159          $158           $ 1
                                       ====          ====           ====

Nonperforming Assets Ratio              0.4%          0.4%
Allowance/Nonperforming Loans         398.2         407.7
Allowance/Nonperforming Assets        378.1         376.9


     Nonperforming assets totaled $159 million at March 31, 2000, compared with $158 million at December 31, 1999, an increase of $1 million. At March 31, 2000, remaining credit exposures of loans available for sale totaled $389 million with outstandings of $275 million compared with $538 million and $318 million at December 31, 1999, respectively.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  1st          4th          1st
                                Quarter      Quarter      Quarter
                                -------      -------      -------
(In millions)                     2000         1999        1999
                                  ----         ----        ----
Provision                         $ 20         $ 15        $ 15
                                  ====         ====        ====
Net(Charge-offs)Recoveries:
  Commercial Real Estate          $  -         $  1        $ (2)
  Other Commercial                 (13)         (11)         (7)
  Consumer                          (1)          (1)         (1)
  Foreign                            -           (2)         (9)
  Other                             (1)          (1)         (-)
                                  -----        -----       -----
     Total                        $(15)        $(14)       $(19)
                                  =====        =====       =====

Other Real Estate Expenses        $  1         $  -        $  -


     The allowance for credit losses was $600 million, or 1.48% of loans at March 31, 2000 compared with $595 million, or 1.58% of loans at December 31, 1999 and $632 million, or 1.59% of loans at March 31, 1999. The ratio of the allowance to nonperforming assets was 378.1% at March 31, 2000 compared with 376.9% at December 31, 1999 and 284.3% at March 31, 1999.

                          ***************************
(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2000       1999      Change
                                                   ----       ----      ------
For the Three Months Ended March 31:
------------------------------------
  Net Income                                    $   338    $   316       6.8%
    Per Common Share:
      Basic                                     $  0.46    $  0.41      12.2
      Diluted                                      0.46       0.41      12.2
      Cash Dividends Paid                          0.16       0.14      14.3

  Return on Average Common Shareholders'
      Equity                                      27.07%     24.48%
  Return on Average Assets                         1.78       1.94




As of March 31:
------------------

  Assets                                        $76,041    $64,917      17.1%
  Loans                                          40,657     39,751       2.3
  Securities                                      6,955      5,960      16.7
  Deposits - Domestic                            27,812     26,121       6.5
           - Foreign                             27,624     18,722      47.5
  Long-Term Debt                                  2,829      2,189      29.2
  Minority Interest - Preferred Securities        1,500      1,500         -
  Preferred Shareholders' Equity                      1          1         -
  Common Shareholders' Equity                     5,223      5,305      (1.5)

  Common Shareholders' Equity Per Share            7.09       6.92       2.4
  Market Value Per Share of Common Stock          41.56      35.94      15.6

  Allowance for Credit Losses as a Percent
    of Loans                                       1.48%      1.59%
  Tier 1 Capital Ratio                             7.39       7.84
  Total Capital Ratio                             11.50      11.86
  Leverage Ratio                                   6.66       7.69
  Tangible Common Equity Ratio                     4.74       5.88


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three
                                                                months ended
                                                                  March 31,

                                                              2000        1999
                                                              ----        ----
Interest Income
---------------
Loans                                                       $  716       $ 661
Securities
  Taxable                                                       80          64
  Exempt from Federal Income Taxes                              15          10
                                                            ------       -----
                                                                95          74
Deposits in Banks                                               71          64
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                        49          53
Trading Assets                                                 102           5
                                                            ------       -----
    Total Interest Income                                    1,033         857
                                                            ------       -----
Interest Expense
----------------
Deposits                                                       472         317
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                                    36          31
Other Borrowed Funds                                            29          48
Long-Term Debt                                                  49          34
                                                            ------       -----
    Total Interest Expense                                     586         430
                                                            ------       -----
Net Interest Income                                            447         427
-------------------
Provision for Credit Losses                                     20          15
                                                            ------       -----
Net Interest Income After Provision for
 Credit Losses                                                 427         412
                                                            ------       -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    372         291
 Cash                                                           66          69
                                                            ------       -----
                                                               438         360
Private Client Services and
 Asset Management Fees                                          70          58
Service Charges and Fees                                        90          85
Securities Gains                                                40          50
Other                                                           99          72
                                                            ------       -----
    Total Noninterest Income                                   737         625
                                                            ------       -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 359         312
Net Occupancy                                                   45          41
Furniture and Equipment                                         26          23
Other                                                          172         133
                                                            ------       -----
    Total Noninterest Expense                                  602         509
                                                            ------       -----
Income Before Income Taxes                                     562         528
Income Taxes                                                   196         184
Distribution on Trust Preferred Securities                      28          28
                                                            ------       -----
Net Income                                                  $  338       $ 316
----------                                                  ======       =====
Net Income Available to Common Shareholders                 $  338       $ 316
-------------------------------------------                 ======       =====

Per Common Share Data:
----------------------
   Basic Earnings                                           $ 0.46       $0.41
   Diluted Earnings                                           0.46        0.41
   Cash Dividends Paid                                        0.16        0.14
Diluted Shares Outstanding                                     741         779


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            March 31,        December 31,
                                                              2000                1999
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,873             $ 3,276
Interest-Bearing Deposits in Banks                           6,225               6,850
Securities:
  Held-to-Maturity                                             875                 871
  Available-for-Sale                                         6,080               6,028
                                                           -------             -------
    Total Securities                                         6,955               6,899
Trading Assets at Fair Value                                 8,770               8,715
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                  2,629               5,383
Loans (less allowance for credit losses of $600 in 2000
 and $595 in 1999)                                          40,057              36,952
Premises and Equipment                                         894                 893
Due from Customers on Acceptances                              969                 739
Accrued Interest Receivable                                    356                 319
Other Assets                                                 5,313               4,730
                                                           -------             -------
     Total Assets                                          $76,041             $74,756
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $13,113             $12,162
 Interest-Bearing
   Domestic Offices                                         15,548              16,319
   Foreign Offices                                          26,775              27,270
                                                           -------             -------
     Total Deposits                                         55,436              55,751
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,440               1,318
Other Borrowed Funds                                         4,710               3,825
Acceptances Outstanding                                        970                 740
Accrued Taxes and Other Expenses                             2,696               2,644
Accrued Interest Payable                                       137                 131
Other Liabilities                                            1,099                 893
Long-Term Debt                                               2,829               2,811
                                                           -------             -------
     Total Liabilities                                      69,317              68,113
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
 Trust Securities of Subsidiary Trust Holding Solely
 Junior Subordinated Debentures                              1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,787 shares
  in 2000 and 16,787 shares in 1999                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 1,600,000,000 shares, issued
  980,496,116 shares in 2000 and
  977,961,165 shares in 1999                                 7,354               7,335
 Additional Capital                                            355                 315
 Retained Earnings                                           2,841               2,620
 Accumulated Other Comprehensive Income                         31                  30
                                                           -------             -------
                                                            10,582              10,301
 Less: Treasury Stock (241,961,139 shares in 2000
        and 237,747,242 shares in 1999), at cost             5,348               5,148
       Loan to ESOP (1,444,005 shares in 2000
        and 1,444,005 in 1999), at cost                         10                  10
                                                           -------             -------
     Total Shareholders' Equity                              5,224               5,143
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $76,041             $74,756
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                            ended March 31, 2000               ended March 31, 1999
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 6,395       $  71       4.47%    $ 5,294       $  64      4.90%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,647          49       5.40       4,513          53      4.76
Loans
 Domestic Offices                       20,113         361       7.22      19,817         362      7.40
 Foreign Offices                        20,156         355       7.09      19,504         299      6.22
                                       -------       -----                -------       -----
   Total Loans                          40,269         716       7.15      39,321         661      6.82
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             2,774          42       6.08       2,592          37      5.72
 U.S. Government Agency Obligations        826          14       6.62         857          13      6.33
 Obligations of States and
  Political Subdivisions                   592          12       8.01         626          12      7.70
 Other Securities, including
  Trading Securities                     9,614         142       5.93       2,335          26      4.45
                                       -------       -----                -------       -----
   Total Securities                     13,806         210       6.09       6,410          88      5.53
                                       -------       -----                -------       -----
Total Interest-Earning Assets           64,117       1,046       6.56%     55,538         866      6.32%
                                                     -----                              -----
Allowance for Credit Losses               (609)                              (635)
Cash and Due from Banks                  3,283                              3,075
Other Assets                             9,747                              8,034
                                       -------                            -------
   TOTAL ASSETS                        $76,538                            $66,012
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 5,522          65       4.75%    $ 5,176          52      4.10%
 Savings                                 7,647          47       2.46       7,793          42      2.20
 Certificates of Deposit
  $100,000 & Over                          465           6       5.44         657           8      4.92
 Other Time Deposits                     2,204          26       4.73       2,255          25      4.41
 Foreign Offices                        27,691         328       4.75      18,596         190      4.13
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       43,529         472       4.36      34,477         317      3.72
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,792          36       5.25       2,989          31      4.23
Other Borrowed Funds                     1,996          29       5.80       3,627          48      5.32
Long-Term Debt                           2,823          49       6.84       2,126          34      6.45
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    51,140         586       4.60%     43,219         430      4.03%
                                                     -----                              -----
Noninterest-Bearing Deposits            11,291                             10,424
Other Liabilities                        7,587                              5,682
Minority Interest-Preferred Securities   1,500                              1,447
Preferred Stock                              1                                  1
Common Shareholders' Equity              5,019                              5,239
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $76,538                            $66,012
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 460       1.96%                  $ 436      2.29%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.89%                             3.18%
                                                                 ====                              ====